EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Form S-3 No. 333-106339, Form S-8 No. 333-108511, Form S-8 No. 333-81917, Form S-8 No. 333-34553, and Form S-8 No. 33-53024 of our report dated June 18, 2004, with respect to the consolidated financial statements of Smithfield Foods, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended May 2, 2004.

/s/ Ernst & Young LLP

Richmond, Virginia

July 12, 2004